UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

(303) 626-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed by the Registrant solely to revise the second paragraph of Item 1.01 to clarify the description of the calculation of the borrowing limit of 4.75 times the Registrant’s Consolidated EBITDA, as defined under the Registrant’s Second Amended and Restated Senior Secured Credit Facility, as amended.   Except for the revision of such description of the borrowing limit, Item 1.01 is unchanged from the text of the initial Form 8-K filed with the SEC on December 20, 2012.  In accordance with SEC Rule 12b-15, however, Item 1.01 is restated herein in its entirety.

Item 1.01. Entry Into a Material Definitive Agreement

In connection with the acquisition by TransMontaigne Partners L.P. (“TransMontaigne”) of a 42.5% ownership in Battleground Oil Specialty Terminal Company LLC (“BOSTCO”) from Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”) as described under Item 2.01 below, effective as of December 20, 2012 TransMontaigne’s wholly-owned subsidiary, TransMontaigne Operating Company L.P. (“TOC”) entered into Amendment No. 3 (“Amendment No. 3”) to Second Amended and Restated Senior Secured Credit Facility, dated March 9, 2011 (as previously amended, the “Credit Facility”), among TOC, as Borrower, TransMontaigne and certain of its subsidiaries, as Guarantors, the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as Administrative Agent.  Amendment No. 3 amended the Credit Facility to increase the maximum borrowing line of credit from $250 million to $350 million and to allow TransMontaigne to consummate its acquisition of a 42.5% ownership interest in BOSTCO.  As amended, the Credit Facility also provides TransMontaigne with the ability for future capital contributions in BOSTCO and to make other “permitted joint venture investments” subject to certain limitations.

The Credit Facility, which matures on March 9, 2016, was previously amended by a letter agreement, dated as of January 5, 2012 (“Amendment No. 1”), and by the Second Amendment to Second Amended and Restated Senior Secured Credit Facility, dated as of March 20, 2012 (“Amendment No. 2”).  After giving effect to Amendment No. 3, the Credit Facility provides for a maximum borrowing line of credit equal to the lesser of (i) $350 million and (ii) 4.75 times Consolidated EBITDA (as defined in the Credit Facility: $354.3 million, based on TransMontaigne having had approximately $74.6 million of Consolidated EBITDA, as so defined, at September 30, 2012).

In addition, Amendment No. 3, provides that TransMontaigne is expressly authorized to make up to $225 million of investments in BOSTCO (including the initial approximately $79 million investment on December 20, 2012) without regard to certain financial tests (including the “total leverage ratio,” the “senior secured leverage ratio,” the “interest coverage ratio” and the minimum liquidity requirements) that must otherwise be satisfied in order for TransMontaigne to make “permitted joint venture investments” in accordance with the amended Credit Facility (the “Specified BOSTCO Investment”).  In addition to the Specified BOSTCO Investment, under the terms of the amended Credit Facility, TransMontaigne may make an additional $75 million of other joint venture investments (including additional investments in BOSTCO).  Prior to Amendment No.3 the Credit Facility permitted TransMontaigne to make up to $125 million of joint venture investments in the aggregate, subject to satisfying the financial and other conditions set forth in the Credit Facility in each case.  After giving effect to Amendment No.3, the total amount of such investments that TransMontaigne may make was increased to $300 million, with an aggregate of $75 million being available for investments other than BOSTCO (or in addition to the Specified BOSTCO Investment).  As was the case prior to the effectiveness of Amendment No.3, in order to make such other permitted joint venture investments, TransMontaigne must satisfy various conditions set for the in the Credit Agreement, including the requirement that TransMontaigne must have at least $50 million in unused borrowing capacity before and after giving effect to each such joint venture investment.

In addition, in connection with the expansion of the maximum borrowings under the Credit Facility to $350 million, certain new lenders have become party to the Credit Facility and certain existing lenders have increased their “revolving credit commitments” under the Credit Facility.  TransMontaigne has pledged its interest in BOSTCO as collateral security for its obligations under the Credit Facility.

The foregoing description of the Amended Facility is qualified in its entirety by reference to Amendment No. 3 to the Credit Facility, filed as Exhibit 10.1 to this report, and to the Credit Facility, filed as an Exhibit to TransMontaigne’s Current Report on Form 8-K filed with the Commission on March 10, 2011, each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1

Third Amendment to Second Amended and Restated Senior Secured Credit Facility, effective as of December 20, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by TransMontaigne Partners L.P. with the SEC on December 20, 2012).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.
	By:	TransMontaigne GP L.L.C.,
its general partner
Date: December 21, 2012

	By:	/s/ Michael A. Hammell
Michael A. Hammell Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1

Third Amendment to Second Amended and Restated Senior Secured Credit Facility, effective as of December 20, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by TransMontaigne Partners L.P. with the SEC on December 20, 2012).